EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of NetSpeak Corporation and subsidiary
Boca Raton, Florida

We consent to the incorporation by reference in Registration Statement No's. 333-44827 and 333-63079 of NetSpeak Corporation (the "Company") on Forms S-8 of our report dated January 19, 2001 (February 22, 2001 as to the Stock Option Re-Pricing Program described in Note 5), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
March 30, 2001